Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Akerna Corp. on Form S-8 (File No. 333-233480 and File No. 333-242480) of our report dated September 28, 2020 with respect to our audits of the consolidated financial statements of Akerna Corp. as of June 30, 2020 and 2019 and for each of the two years in the period ended June 30, 2020, which report is included in this Annual Report on Form 10-K of Akerna Corp. for the year ended June 30, 2020.

/s/ Marcum llp

Marcum llp

New York, NY

September 28, 2020